Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

OMNIBUS AGREEMENT
Dated as of October 14, 2022
by and between
LEMONADE, INC.
and
CHEWY INSURANCE SERVICES, LLC

TABLE OF CONTENTS
    -i-

    -ii-

LIST OF ANNEXES
ANNEX A:        FORM OF WARRANT
ANNEX B:        FINANCIAL INFORMATION
ANNEX C:        DESIGNATED PERSONS
ANNEX D:    FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

    -iii-

This Omnibus Agreement, dated as of October 14, 2022 (this “Agreement”), is by and between Lemonade, Inc., a Delaware public benefit corporation (the “Company”), and Chewy Insurance Services, LLC, a Delaware limited liability company (“Warrantholder”).
RECITALS:
WHEREAS, as of the date of this Agreement, the Company and/or one or more of its subsidiaries have entered into and may enter into certain commercial arrangements with Warrantholder and/or one or more of its subsidiaries or Affiliates under which the Company and/or its subsidiaries may from time to time provide services to Warrantholder and/or its subsidiaries or Affiliates (the “Commercial Arrangements”);
WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Warrantholder and Warrantholder desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); and
WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, Warrantholder’s ownership of the Warrant and Warrant Shares (as defined below), as applicable.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.
ARTICLE I

WARRANT ISSUANCE; CLOSING
1.1    Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to Warrantholder, and Warrantholder shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 3,352,025 Warrant Shares, subject to adjustment in accordance with its terms, in the form attached hereto as Annex A (the “Warrant”). The issuance of the Warrant by the Company and the acquisition of the Warrant by Warrantholder are referred to herein as the “Warrant Issuance.”
1.2    Closing. The closing of the Warrant Issuance (the “Closing”) shall take place electronically via exchange of executed documents, immediately following the execution and delivery of this Agreement. At the Closing, the Company shall deliver to Warrantholder the Warrant, as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for.
ARTICLE II

DEFINITIONS
2.1    Defined Terms. Capitalized terms when used in this Agreement have the following meanings:
“Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first person. It is expressly mutually agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Warrantholder or any of its subsidiaries (and vice versa).
“Aggregate Exercise Price” means the Exercise Price (as such term is defined in the Warrant) multiplied by the aggregate of all Warrant Shares, which may, at the date of this Agreement, be issued to Warrantholder and/or any of its Affiliates upon exercise of the Warrant.
“Agreement” has the meaning set forth in the preamble.
“Anti-Takeover Provisions” means the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder, or similar Applicable Law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws.
“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of merger control or foreign investment.
“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law and rules of stock exchanges), regulation, ordinance, treaty, Order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.
“Beneficial Owner,” “Beneficially Owned,” “Beneficially Own,” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant, whether or not such Warrant Shares have vested.
“Board” means the board of directors of the Company.
“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, or similar extraordinary transaction (which may include a reclassification) involving the Company.
“Cashless Exercise” has the meaning ascribed to it in the Warrant.
“Cashless Exercise Ratio” has the meaning ascribed to it in the Warrant.
“Change of Control” means (a) any transaction or series of related transactions as a result of which any Person or Group (excluding Warrantholder or any of its subsidiaries) acquires Beneficial Ownership, whether directly or indirectly, of more than 40% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions (the “Pre-Transaction Shareholders”) cease to Beneficially Own, directly or indirectly, at least 60% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; provided that this clause (b) shall not apply if: (i) such transaction or series of related transactions is an acquisition by the

Company effected, in whole or in part, through the issuance of Equity Securities of the Company and (ii) such acquisition does not result in any non-Pre Transaction Shareholder (either a Person or Group) having Beneficially Ownership, directly or indirectly, of a greater percentage of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company than Warrantholder or its Affiliates, (c) any Business Combination, as a result of which at least 40% ownership of the Company is transferred to another Person or Group (excluding Warrantholder or any of its subsidiaries), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board, (e) any sale, lease, exchange, transfer, license, or disposition of the business, deposits, or assets that constitute 50% or more of the consolidated assets, business, net sales, net income, assets, or deposits of (i) the Company or (ii) the pet insurance business, or (f) any transaction or series of related transactions as a result of which the Common Stock is no longer traded on an internationally recognized trading market or the Public Float of the Company constitutes less than 40.1% of the outstanding shares of Common Stock of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Commission” means the U.S. Securities and Exchange Commission.
“Confidential Information” means all confidential information (irrespective of the form of communication and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Warrantholder or its Representatives from the Company, its subsidiaries, or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Warrantholder, its subsidiaries, or their respective Representatives, (ii) was or becomes available to Warrantholder, its subsidiaries, or their respective Representatives from a source other than the Company, its subsidiaries, or their respective Representatives, provided, that the source thereof is not known by Warrantholder or such of its subsidiaries or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Warrantholder, its subsidiaries, or their respective Representatives without the use of any such information that would otherwise be confidential information hereunder.
“Confidentiality Agreement” means the Mutual Confidentiality Agreement dated October 19, 2020 by and between Chewy, Inc. and Lemonade Insurance Agency, LLC.
“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, (i) such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating and Corporate Governance Committee of the Board, or (ii) Warrantholder and its subsidiaries or Affiliates shall have voted any shares of Common Stock in favor of the election of such other director to the Board.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” shall be construed accordingly.
“convertible securities” has the meaning set forth in the definition of Equity Securities.
“Designated Persons” means the Persons set forth on Annex C.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.
“Effect” means a change, effect, event, development, circumstance, or occurrence.
“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital stock or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, (iii) restricted stock units that settle into shares of capital stock, and (iv) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange, or exercise of any convertible securities, a “conversion”).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Exercise Price” has the meaning ascribed to it in the Warrant.
“Expiration Time” has the meaning ascribed to it in the Warrant.
“fully diluted basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the issuance of all shares reserved for issuance pursuant to any Company Stock Plan and the complete exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, local, domestic, foreign, or arbitrator or SRO.
“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.
“Material Adverse Effect” means any Effect that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), prospects, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in GAAP or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster, or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 or anything reasonably arising therefrom, including, without limitation, the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industry in which the Company and its subsidiaries operate; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); or (G) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.
“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award issued by any Governmental Entity.
“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.
“Principal Trading Market” has the meaning ascribed to it in the Warrant.
“Prohibited Transferee” means (a) a Designated Person, (b) a Person that has filed, or may file based upon reasonable inquiry of such Person, a Schedule 13D with the Commission with respect to the Company, or (c) a Person who, either directly or beneficially through an agent, broker, transfer agent or similar agent, has or would have as a result of any Transfer greater than 9.999% of the Voting Securities based upon reasonable inquiry of such Person.
“Public Float” means the number of Equity Securities held by shareholders of the Company other than (a) shareholders who Beneficially Own more than ten percent of all outstanding Common Stock, (b) directors or executive officers of the Company and any members of their immediate family, and (c) Affiliates of the Company.
“Registrable Securities” means any and all (i) Warrant or Warrant Shares (whether vested or unvested), (ii) other stock or securities that Warrantholder or its subsidiaries or Affiliates may be entitled to receive, or will have received, pursuant to its ownership of the Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such

Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
“Reporting Company” means a company that is required to file reports periodically with the Commission under Sections 12, 13, or 15(d) of the Exchange Act.
“Representatives” with respect to a Person means such Person’s directors, managers, officers, employees, and authorized representatives (including attorneys, accountants, consultants, bankers, and financial advisors thereof).
“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Sections 13(a), 14(a), or 15(d) of the Exchange Act, in each case after December 31, 2021.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.
“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.
“Tax Advisor” means any of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP, or Deloitte LLP that is selected by the Company.
“Transaction Documents” means collectively this Agreement, the Commercial Arrangement, the Warrant, and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.
“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option, or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise) of any capital stock or interest in any capital stock, or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.
“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Vesting Events” has the meaning ascribed to it in the Warrant.
“Voting Securities” has the meaning ascribed to it in the Warrant.
“Warrant Shares” has the meaning ascribed to it in the Warrant.
“Warrantholder” has the meaning set forth in the preamble.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than any information in the “Risk Factors” or “Cautionary Note Regarding Forward Looking Statements” sections of such SEC Reports), the Company represents and warrants as of the date of this Agreement, and in the case of the representation in (x) the last sentence of Section 3.1(b) and (y) the last sentence of Section 3.1(c), each as of the date of each issuance of Warrant Shares, to Warrantholder that:
(a)Organization and Authority. The Company (i) has been duly incorporated and is validly existing as a public benefit corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as would not constitute a Material Adverse Effect, has been and is duly qualified as a foreign corporation or public benefit corporation, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification. The Company has made available to Warrantholder complete and correct copies of the Company’s certificate of incorporation and bylaws, as of the date of this Agreement, and each as so delivered is in full force and effect.
(b)Capitalization. As of June 30, 2022, the authorized capital stock of the Company consisted of (x) 200,000,000 shares of Common Stock of $0.00001 par value per share, of which 61,867,577 shares were issued and outstanding and no shares were held in treasury, and (y) 10,000,000 shares of preferred stock, $0.00001 par value per share of which, no shares were issued and outstanding. As of June 30, 2022, the Company had (A) 837,289 shares of Common Stock subject to restricted stock awards, (B) 8,904,546 shares of Common Stock subject to issuance pursuant to outstanding stock options of the Company, (C) no shares of Common Stock subject to issuance pursuant to restricted stock units and performance-based restricted stock units, and (D) no shares of Common Stock subject to issuance pursuant to outstanding warrants of the Company. The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any Equity Securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock.
(c)The Warrant and Warrant Shares. The Warrant has been duly authorized by the Company and constitutes a valid, legal, and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant, and when so issued, paid for, and delivered upon due exercise of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Warrantholder or any of its subsidiaries.

(d)Authorization, Enforceability.
(i)    The Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
(ii)    The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of (x) its certificate of incorporation (or analogous organizational documents) or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect.
(iii)    Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3) the Securities Act, and (4) the Principal Trading Market, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents, and approvals, the failure of which to make or obtain, would not constitute a Material Adverse Effect.
(e)    Company Financial Statements; Internal Controls.

(i)    Each of the consolidated financial statements included in the SEC Reports (A) complied as to form and content, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments.
(ii)    Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.
(f)    No Material Adverse Effect. Since June 30, 2022, no Material Adverse Effect has occurred.
(g)    Reports.
(i)    Since December 31, 2021, the Company has complied in all material respects with the filing requirements of the Exchange Act and of the Securities Act.
(ii)    The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX, as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.
(h)    Litigation and Liabilities. Since December 31, 2021, (a) there have been, and there are, no civil, criminal, or administrative actions, suits, claims, hearings, arbitrations, investigations, or other proceedings pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, or (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party.
(i)    Anti-Takeover Provisions. The actions taken by the Board to approve this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Warrantholder set forth in Section 3.2(c), constitute all action necessary to render inapplicable to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, the Anti-Takeover Provisions. The Company is not a party to any shareholder rights plan or “poison pill” agreement.
(j)    Registration Rights. The Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights granted to Warrantholder pursuant to Article VI of this Agreement and the rights set forth in the New IRA.
(k)    Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.
3.2    Representations and Warranties of Warrantholder. Warrantholder hereby represents and warrants as of the date of this Agreement to the Company that:
(a)Organization. Warrantholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.
(b)Authorization, Enforceability.
(i)    Warrantholder and each of its subsidiaries and Affiliates that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party, to consummate the transactions contemplated hereby and thereby, and to carry out their obligations hereunder and thereunder. The execution, delivery, and performance by Warrantholder, and by each of its subsidiaries or Affiliates that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its part, or such subsidiary’s part, as applicable, and no further approval or authorization is required on its part, or such subsidiary’s or Affiliate’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of Warrantholder and such subsidiary or Affiliate, as applicable, enforceable against it and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of directors (or similar) approvals or authorizations on the part of Warrantholder or such subsidiary, as applicable (the “Exercise Approval”).
(ii)    The execution, delivery, and performance by Warrantholder, or any such subsidiary or Affiliate, as applicable, of this Agreement and the other Transaction Documents to which it or any such subsidiary or Affiliate is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary or Affiliate, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of its properties or assets under any of the terms, conditions, or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s or Affiliate’s, as applicable, organizational documents or (y) subject to Section 4.7, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which it, or such subsidiary or Affiliate, as applicable, is a party or by which it, or such subsidiary or Affiliate, as applicable, may be bound, or to which it, or such subsidiary or Affiliate, as applicable, or any of its, or such subsidiary’s or Affiliate’s, as applicable, properties or assets are subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s or Affiliate’s as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Warrantholder to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii)    Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, and (3) the Securities Act, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by Warrantholder or any of its subsidiaries or Affiliates in connection with the consummation by Warrantholder or any of its subsidiaries or Affiliates of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Warrantholder to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.
(c)    Ownership. Other than pursuant to this Agreement and the other Transaction Documents, Warrantholder is not the Beneficial Owner of (i) any shares of Common Stock or (ii) any securities or other instruments representing the right to acquire shares of Common Stock.
(d)    Brokers; Fees and Expenses. No broker, investment banker, financial advisor, or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Warrantholder.
3.3    Survival. The representations and warranties in this Agreement shall survive for 12 months following the Closing; provided that (i) the representations in Sections 3.1(a), (b), (c), (d), (j), and (k) and Sections 3.2(a), (b), (c), and (d) shall survive until the six-month anniversary of the earlier of (A) the Expiration Time and (B) the date of issuance of Warrant Shares pursuant to the exercise of all remaining Warrants, such that each Warrant has either lapsed and become null and void or been exercised in accordance with the terms of the Warrant. The parties agree that the limitations set out herein shall not apply in the event of gross negligence, fraud, intentional misrepresentation or intentional breach on the part of the party giving the relevant representation and warranty.
ARTICLE IV

COVENANTS
4.1    Efforts.

(a)    Without prejudice to the terms and conditions hereof (including the remainder of this Section 4.1) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 4.1, including Section 4.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Warrantholder after consultation with the Company in accordance with the first sentence of Section 4.1(d)) all exemptions, authorizations, consents, or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including as may be required upon one or more exercises of Warrant Shares, and whether such approvals arise from Antitrust Laws or otherwise, or one or more sales of Warrant Shares), which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents, or approvals and to make all such filings and give such notices.
(b)    Without limiting the generality of the foregoing, as promptly as practicable after written notice from Warrantholder, and in any event no later than in accordance with established regulatory time frames, the parties shall (i) file any Notification and Report Forms required or advisable under the HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) file, make or give, as applicable, all other filings, requests, or notices required or advisable under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required or advisable by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make, or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Warrantholder after consultation with the Company in accordance with the first sentence of Section 4.1(d)), any further filings, requests, or notices required under any Antitrust Laws, including the HSR Act. Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities, and in any event no later than in accordance with established regulatory time frames, any information and documentary material that may be required pursuant to the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents, or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of any issuances of Warrant Shares.
(c)    Warrantholder shall have the principal responsibility for devising the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents, or approvals required or advisable under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents and the parties shall cooperate with each other in implementing such strategy; provided, however, that Warrantholder shall consult in advance with the Company regarding devising the overall antitrust strategy. Subject to the terms and conditions hereof (including the remainder of this Section 4.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 4.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue, or limit (or accept any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses, or interests of it or its Affiliates (irrespective of whether or not such assets, businesses, or interests are related to, are the subject matter of, or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, accept any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; (iii) without limiting clause (i) in any respect, accept any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; or (iv) without limiting clause (i) in any respect, take any action that would materially impair the value to Warrantholder of the transactions contemplated hereby.
(d)    Each of the parties shall promptly notify the other party of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents, and to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance, and to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend, and participate in such meeting or communication. The parties shall (and shall cause their subsidiaries and Representatives to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 4.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law, and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing, and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings, or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other

Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good-faith legal privilege or confidentiality concerns, and (3) comply with Applicable Law.
(e)    Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of the Warrant in full and (ii) the expiration, termination, or cancellation of the Warrant without the Warrant having been exercised in full, no party shall have any further obligations under this Section 4.1; provided, that this Section 4.1(e) shall in no way relieve any party with respect to any breach by such party of this Section 4.1 prior to such time.
4.2    Transaction Litigation.
(a)    Subject to the other provisions of this Agreement and the Commercial Arrangements, in the event that any arbitral, administrative, judicial, or analogous action, claim, or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other third party relating to or in connection with the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), neither party shall be required to contest and resist any such Transaction Litigation or to seek to have vacated, lifted, reversed, or overturned any judgment, ruling, order, writ, injunction, or decree, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Upon the issuance of a non-appealable permanent judgment, ruling, order, writ, injunction, or decree that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents, this Agreement and the Warrant shall immediately and automatically be terminated; provided, however, that the parties hereto agree to cooperate with each other to execute and deliver any further instruments or documents and to take all such further action to make Warrantholder economically the same as if the vested portion of the Warrant had not terminated, including, without limitation, providing for the benefit of Warrantholder’s vesting under the Warrant that occurred prior to such automatic termination. Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to develop and implement, and cooperating in good faith with the other party in developing and implementing, reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.
(b)    In the event of Transaction Litigation where a party hereto or any of its Affiliates is a named defendant and the other party hereto or any of its Affiliates is either (i) not a named defendant, or (ii) if a named defendant, solely to the extent the claim is one of aiding and abetting the other party, then the party or any of its Affiliates who are a named defendant shall reimburse the other party for its Losses incurred in connection with such Transaction Litigation; provided that, in the case of any Transaction Litigation that arises under the HSR Act or any of the Antitrust Laws, each of the Company and Warrantholder shall bear its own Losses.
4.3    Public Announcements.
(a)    The parties acknowledge that the Company’s initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors, employees, and otherwise (the “Initial Announcement”) and the timing thereof has been agreed by the parties. Other than the transmission of the Initial Announcement at the time mutually agreed upon by the parties, except as required by the Commercial

Arrangements, Applicable Law or by the rules or requirements of any stock exchange on which the securities of a party are listed, no party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned, or delayed) of the other party, to the extent such release, announcement, or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents. Notwithstanding the foregoing, no party shall be required to receive the consent of the other party to any release, announcement, or communication (including any filing required to be made under the Exchange Act or the Securities Act) to the extent such release, announcement, or communication includes information (i) with respect to the transactions contemplated hereby or by any of the other Transaction Documents that is consistent with the Initial Announcement, provided that such release, announcement, or communication follows the Initial Announcement; (ii) that is consistent with releases, announcements, or other communications previously consented to by the other party in accordance with this Section 4.3; (iii) that is required to be disclosed under GAAP; (iv) that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement; or (v) as may be required in connection with any Form 4, Schedule 13D, Schedule 13G, Form 8-K, Form 10-Q, Form 10-K, Schedule 14A, or other disclosure required by the Commission, the Principal Trading Market, or other Governmental Entity to be made by Warrantholder or any of its subsidiaries or Affiliates, or the Company in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the preceding sentence, to the extent any disclosure (including communications with investors and analysts) relates to the Transaction Documents or any transaction contemplated thereby and contains any information inconsistent with the Initial Announcement or releases, announcements, or other communications previously consented to by the other party in accordance with this Section 4.3 or that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement, such disclosure shall be subject to: (A) the prior consent of the other party (unless it is required to be in such form under Applicable Law), which shall not be unreasonably withheld, conditioned, or delayed and (B) a reasonable opportunity to propose revisions by the other party, and which revisions such party shall make absent a reasonable basis for objection (and shall provide the other party prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection).
(b)    Without limiting the foregoing, in recognition of the importance to the Company and Warrantholder of taking appropriate steps to maintain the confidentiality of agreements between the parties from the parties’ customers, competitors, and suppliers, in the event that the Company is requested by the Commission, the Principal Trading Market, or any other regulatory body or stock exchange (the Commission, the Principal Trading Market, and each such other regulatory body or stock exchange, a “Disclosure Agency”), or legally required to file or otherwise submit any agreement to which Warrantholder is a party (each a “Disclosable Agreement”), or any excerpt from, summary of, or information relating to any Disclosable Agreement with or to a Disclosure Agency, the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto, the Company will (1)  promptly notify Warrantholder of such request or requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof, or information relating thereto and any applicable deadline for making such filing or submission, (2) use reasonable efforts to persuade the Disclosure Agency that the Company is not required to file or otherwise submit the Disclosable Agreement pursuant to Applicable Laws, and, to the extent such efforts are not successful, (3) provide Warrantholder with a reasonable opportunity to request (i) a redaction of any information in the Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto (in addition to any redactions proposed by the Company) prior to filing or submitting such Disclosable

Agreement, excerpt therefrom, summary thereof, or information relating thereto, and (ii) if requested or required by the Disclosure Agency, the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by Warrantholder, including in response to any comments or requests for information issued by the applicable Disclosure Agency, to which, in each case, the Company shall agree absent a reasonable basis for objection (and shall provide Warrantholder prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), (4) provide Warrantholder (i) with copies of any comments and all other communications received from the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Company’s proposed response to such comments at least three Business Days before such response is submitted to the applicable Disclosure Agency, and (5) provide Warrantholder with a reasonable opportunity to propose revisions within such time period to such proposed response as requested by Warrantholder, and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Warrantholder prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), and as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted. The Company will not file this Agreement, any Disclosable Agreement, any excerpt therefrom, summary or portion thereof, or information relating thereto with any Governmental Entity or regulatory body, including any Disclosure Agency, or disclose any other confidential and/or commercially sensitive information in any manner, except to the extent (i) permitted above, or (ii) the Company determines in good faith based on the written advice of outside counsel that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law. Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of this Section 4.3(b) will survive for so long as any Commercial Arrangements remain in effect.
4.4    Expenses. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.
4.5    Anti-Takeover Provisions. The Company shall not take any action that would prevent Warrantholder from exercising any of its rights under this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby (a “Burdensome Action”), including by causing this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-Takeover Provisions or subject in any manner to any “poison pill” or similar shareholder-rights plan, in each case the result of which would be to cause a Burdensome Action to occur, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from any applicable Anti-Takeover Provisions, as now or hereafter in effect.
4.6    Information Rights.
(a)    During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Warrantholder:
(i)    if the Company is a Reporting Company, then within the time periods applicable to the Company under Sections 13(a) or 15(d) of the Exchange Act (the “Reporting Company Filing Dates”), all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q, provided that the requirements of this clause shall be deemed satisfied to the extent such information is publicly filed on EDGAR on or by the applicable Reporting Company Filing Date; and
(ii)    if the Company is not a Reporting Company at any time, the information set forth on Annex B within the respective time periods set forth therein.
(b)    During the term of this Agreement, the Company shall consider and respond promptly and in good faith to reasonable requests for information for the purpose of Warrantholder to satisfy its financial reporting and accounting requirements regarding the Company and its subsidiaries from Warrantholder in its capacity as a shareholder of the Company.
(c)    In furtherance of and not in limitation of any other similar agreement Warrantholder or any of its Representatives may have with the Company or its subsidiaries, Warrantholder hereby agrees that all Confidential Information in its possession obtained solely pursuant to this Section 4.6 with respect to the Company shall be kept confidential by it and shall not be disclosed by it in any manner whatsoever, except as permitted by this Section 4.6(c). For the avoidance of doubt, any confidential information received by either party in connection with any of the Commercial Arrangements shall be governed by the terms of any applicable agreement related to such Commercial Arrangements. Any Confidential Information may be disclosed:
(i)    by Warrantholder (x) to any of its Affiliates or (y) to its or its Affiliate’s Representatives, in each case, solely if and to the extent any such Person needs to be provided such Confidential Information to assist Warrantholder or its Affiliates in evaluating or reviewing its existing investment, or with respect to the exercise of the Warrant, its prospective investment in the Company, including in connection with the disposition thereof or voting shares of Common Stock. Each Representative shall be deemed to be bound by the provisions of this Section 4.6(c) and Warrantholder shall be responsible for any breach of this Section 4.6(c) (or such other agreement or obligation, as applicable) by any of its Representatives;
(ii)    by Warrantholder or any of its Representatives to the extent the Company consents in writing; or
(iii)    by Warrantholder or any of its Representatives to the extent that Warrantholder or such Representative has been advised by its counsel that such disclosure is required to be made by it under Applicable Law or by a Governmental Entity; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure, and if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that Warrantholder or such Representative, as the case may be, uses commercially reasonable efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Entity or as is, based on the advice of its counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Confidentiality Agreement or any other confidentiality agreement between or among the Company, Warrantholder, or any of their respective subsidiaries or Representatives to the contrary, any Confidential Information that is permitted to be disclosed in any manner pursuant to this Agreement can be so disclosed.

4.7    Pledge. Warrantholder may pledge the Warrant and any Warrant Shares exercised therefrom to any lender or other financial party to which Warrantholder and/or its Affiliates have pledged substantially all of its equity holdings in respect of a loan or other secured indebtedness, and any such pledge shall be carved out from any market stand-off or lock-up agreement that Warrantholder may agree to with the Company or underwriters.
4.8    Right of Notice. If at any time the Company proposes to enter into a definitive agreement (or any agreement providing for exclusive negotiation thereof) with any Person or Group (excluding Warrantholder or any of its subsidiaries) for the purpose of consummating any sale, lease, exchange, transfer, license, or disposition of the business, or assets that constitute 50% or more of the consolidated assets, business, net sales, net income, or assets of the Company’s pet insurance business, the Company shall promptly, and in any event no later than [***] prior to entering into such agreement, provide written notice to Warrantholder, which notice shall (i) be subject to the terms of the Confidentiality Agreement and (ii) contain all terms of such proposed transaction as well as all information or draft documentation which may impact Warrantholder in its capacity as a holder of the Warrant.
4.9    Preemptive Rights.
(a)    Subject to the terms and conditions of this Section 4.9, if the Company proposes to offer or sell any Equity Securities of the Company, the Company shall first offer such Equity Securities to Warrantholder. The Company shall give written notice (the “Offer Notice”) to Warrantholder stating: (x) its bona fide intention to offer such Equity Securities, (y) the number of such Equity Securities to be offered, and (z) the price and terms, if any, upon which it proposes to offer such Equity Securities. By notification to the Company within [***] after the Offer Notice is received, Warrantholder may elect to purchase or otherwise acquire, at the most favorable price and other terms provided to any other Person acquiring such Equity Securities in the transaction or series of related transactions, up to that portion of such Equity Securities which would allow Warrantholder to maintain its then-current beneficial ownership of the Company’s issued and outstanding share capital (to be calculated as if the Warrant had vested and Warrantholder had fully exercised the Warrant at the time of such issuance); provided that if different types of Equity Securities are issued in connection with one transaction or one series of related transactions, then Warrantholder shall only be entitled to its pro rata share of each Equity Security at the most favorable price and other terms provided to any other Person acquiring such Equity Security. The closing of the sale pursuant to this Section 4.9(a) shall occur within [***] of the date that the Offer Notice is received. If all such Equity Securities referred to in the Offer Notice are not elected to be purchased or acquired as set forth above, the Company may, during the [***] period following the expiration of the periods set forth in the prior sentence (“Subsequent Period”), offer and sell the remaining unsubscribed portion of such Equity Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree, than, those offered to Warrantholder. If the Company does not consummate the sale of such Equity Securities within such Subsequent Period, the right provided hereunder shall be deemed to be revised and such Equity Securities shall not be offered unless first reoffered to the Warrantholder in accordance with this Section 4.9(a).
(b)    The right of first offer in this Section 4.9 shall not be applicable to (i) Permitted Transactions (as defined in the Warrant) and (ii) issuances of shares of Common Stock or the right or option to acquire Common Stock to lenders, equipment lessors and similar vendors, the primary purpose of which is not an equity financing.
(c)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Section 4.9(a), the Company may elect to give written notice to Warrantholder within [***] after the issuance of Equity Securities of the Company. Such notice shall describe the type, price, and terms of such Equity Securities. Warrantholder shall have [***] from the date such notice is given to elect to purchase up to the number of such Equity Securities that would, if purchased by Warrantholder, maintain Warrantholder’s Beneficial Ownership position, calculated as set forth in Section 4.9(a) before giving effect to the issuance of such Equity Securities.
ARTICLE V

ACQUISITION; TRANSFER RESTRICTIONS
5.1    Acquisition for Investment. Warrantholder acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws. Warrantholder (i) acknowledges that it is acquiring the Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable state securities laws, (ii) agrees that it shall not (and shall use commercially reasonably efforts so that its subsidiaries and Affiliates do not) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws and the terms of this Agreement and the Warrant, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment, and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).
5.2    Legend. Warrantholder agrees that all book-entries or other instruments representing the Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect, if applicable:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF OCTOBER 14, 2022, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND CHEWY INSURANCE SERVICES, LLC, A DELAWARE LIMITED LIABILITY COMPANY, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
Following Warrantholder presenting the Company at Warrantholder’s own cost with an opinion of counsel from a nationally recognized law firm reasonably satisfactory, in form and substance, to the Company, that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall, at Warrantholder’s option, either (i) promptly issue a book entry representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable, or (ii) at the Company’s sole expense, including that of its transfer agent and for same day processing, if applicable, promptly instruct its transfer agent to use The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program to credit such aggregate number of Warrant Shares to which the holder of the Warrant Shares is entitled pursuant to such exercise to such holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian (“DWAC”) system; provided that the holder of such Warrant Shares surrenders to the Company the previously issued book entries or other instruments. Notwithstanding the foregoing, once any Warrant Shares are registered under the Securities Act, and in the absence of any applicable prospectus delivery requirements, the Company shall promptly cooperate with Warrantholder, at the Company’s sole expense, including that of its transfer agent and for same-day processing, if applicable, to have such Warrant Shares deposited via DWAC with such holder’s or its designee’s balance account with DTC.
5.3    Transfers.
(a)    Warrantholder shall only be permitted to Transfer the Warrant, in each case so long as such Transfer is in accordance with Applicable Law and the provisions of the Company’s certificate of incorporation and bylaws, as follows (the “Permitted Transfers”):
(i)    a Transfer of the Warrant to an Affiliate of Warrantholder;
(ii)    a Transfer as required by Section 4.7;
(iii)    a Transfer of the Warrant in connection with a Change of Control approved by the Board (including if the Board (A) recommends that its shareholders tender in response to a tender or exchange offer that, if consummated, would constitute a Change of Control, or (B) does not recommend that its shareholders reject any such tender or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act);
(iv)    a Transfer of the Warrant to the extent required under Applicable Law; or
(v)    a Transfer of the Warrant with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed except if such Transfer is to a Prohibited Transferee).
To the extent it has not already done so, such Transferee will execute a joinder to this Agreement, in which such Transferee agrees to be subject to all covenants and agreements of Warrantholder under this Agreement and make all the representations and warranties and/or acknowledgements set forth in Section 3.2 (although the representation and warranty in Section 3.2(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 5.1.
(b)    Any Transfer or attempted Transfer of the Warrant in violation of this Section 5.3 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.
(c)    Notwithstanding anything to the contrary contained herein:

(i)    the Company acknowledges and agrees that once a Transferee of a Permitted Transfer executes and delivers a joinder to this Agreement, such Transferee shall be bound and have the benefit of such provisions of this Agreement set forth in such joinder as if the Transferee were named in this Agreement as a “party” to this Agreement. In such an event, the Company will execute and deliver a counterpart signature to such joinder agreement; and
(ii)    if any Transferee has not either (A) entered into or is bound by a mutual nondisclosure agreement enforceable directly by the Company on terms that are substantially similar as the Confidentiality Agreement or (B) agreed to be bound by the terms of the Confidentiality Agreement to the same extent as if the Transferee were a party thereto, the Company shall not, notwithstanding any provision of any Transaction Document to the contrary, be required to disclose any Confidential Information to such Transferee unless and until such agreement has been entered into.
ARTICLE VI

REGISTRATION RIGHTS
6.1    Registration Rights. On the date hereof, the Company shall amend and restate its Amended and Restated Investors’ Rights Agreement in the form attached hereto as Annex D (“New IRA”). On the date hereof, Warrantholder shall become a party to the New IRA.
ARTICLE VII

TAX MATTERS
7.1    Tax Reporting Requirements.
(a)    The Company will provide Warrantholder with any information reasonably requested by Warrantholder that is in the Company’s possession or that can be provided with the use of reasonable efforts to allow Warrantholder to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes. The Company shall reasonably cooperate (at no out -of -pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, Warrantholder or any of its Affiliates relating to the Company or any of its Affiliates.
(b)    The Company shall maintain its status as a domestic corporation for U.S. federal income tax purposes.
(c)    On the date of the Closing (or in the case of any transferee, the date such transferee becomes a Warrantholder), the Warrantholder shall deliver to the Company a properly completed and executed Internal Revenue Service Form W-9, and upon reasonable request by the Company, any other tax documentation reasonably necessary for the Company to determine whether any payments or deliveries are subject to withholding and to permit such payments or deliveries to be made without withholding or at a reduced rate of withholding.
(d)    Notwithstanding anything to the contrary, if the Company or other applicable withholding agent is required to pay withholding taxes (including backup withholding taxes) on behalf of the Warrantholder pursuant to Applicable Law, the Company or other applicable withholding agent may, at its option, withhold such amounts from payments of cash and shares of Common Stock or other Equity Securities of the Company received by the Warrantholder (or any payments on the Company’s Common Stock held by the Warrantholder) or sales proceeds received by, or set off such payments against other funds or assets of, the

Warrantholder. Prior to any amount being withheld pursuant to this Section 7.1(d), the Company shall notify Warrantholder in advance and reasonably assist Warrantholder in reducing, to the extent permitted by Applicable Law, the withholding tax obligation.
ARTICLE VIII

MISCELLANEOUS
8.1    Termination of This Agreement; Other Triggers.
(a)    This Agreement may be terminated at any time:
(i)by either the Warrantholder or the Company, when Warrantholder or its Affiliates no longer Beneficially Owns any Equity Securities of the Company.
(ii)with the prior written consent of each of Warrantholder and the Company; or
(iii)by Warrantholder if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is three months after the latest date of the Initial Antitrust Filings.
(b)    In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Section 2.1 (Definitions) (to the extent relevant for any other surviving Sections or Articles), Article III (Representations and Warranties), Section 4.2 (Transaction Litigation), Section 4.3 (Public Announcements), Section 4.4 (Expenses), Section 4.7 (Information Rights) (to the extent the Warrant or any Warrant Shares issued upon exercise of the Warrant remain outstanding prior to termination), Section 5.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 5.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article VII (Tax Matters), and this Article VIII (Miscellaneous), each of which shall survive any termination of this Agreement) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.
(c)    Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and no holder of a Warrant shall have a subsequent right to acquire, any Warrant Shares pursuant to such canceled portion of the Warrant. For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof, and nothing in this Section 8.1 shall affect the ability of Warrantholder to exercise such vested portion of the Warrant following termination of this Agreement.
8.2    Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.
8.3    Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4    Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.
8.5    Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submit to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6    Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 8.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:    Lemonade, Inc.
Address:    5 Crosby Street, 3rd Floor,
    New York, New York 10013
Email:    [***] and [***]
Attn:    [***] and [***]

with a copy to (which copy alone shall not constitute notice):

Name:    Latham & Watkins
Address:    1271 Avenue of the Americas
    New York, NY 10020
Email:    [***]
Attn:    [***]

and
if to Warrantholder, to:
Name:    Chewy Insurance Services, LLC
Address:    7700 West Sunrise Blvd, Plantation, FL 33322
Email:    [***] and [***]
Attn:    [***]
with a copy to (which copy alone shall not constitute notice):
Name:    Gibson, Dunn & Crutcher LLP
Address:    3161 Michelson Drive
    Irvine, CA 92612-4412
Email:    [***]
Attn:    [***]

8.7    Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits, and Annexes hereto), the other Transaction Documents, and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents.
8.8    Assignment. Subject to Section 4.7, neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation, or liability hereunder without such consent shall be void, except that Warrantholder may transfer or assign, in whole or from time to time in part, to one or more of its U.S. Affiliates or direct or indirect wholly owned U.S. subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Warrantholder of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.
8.9    Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10    No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties and their respective successors and permitted assigns any benefits, rights, or remedies.
8.11    Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.
8.12    Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
8.13    Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules,” or “Exhibits” such reference shall be to a Recital, Article, or Section of, or Annex, Schedule, or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural and vice versa. References to “herein,” “hereof,” “hereunder,” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to “parties” refer to the parties to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule, or regulation are to the statute, rule, or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation, including any successor to the section. The term “Business Day” means any day other than a Saturday, a Sunday, or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed. With respect to the Warrant and Warrant Shares, such term shall include any shares of Common Stock or other Equity Securities of the Company received by Warrantholder as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification, or similar capital transaction.
8.14    Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, any Losses which may be recovered from any Party and its Affiliates arising out of or relating to this Agreement shall not include (a) punitive damages or (b) damages that are not reasonably foreseeable.
* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.
LEMONADE, INC.

By:    /s/ Daniel Schreiber
Name: Daniel Schreiber
Title: Co-CEO

CHEWY INSURANCE SERVICES, LLC

By:    /s/ Nilesh Telang
Name: Nilesh Telang
    Title: Senior Director, Category Management

Signature Page to Omnibus Agreement